Exhibit 23.2
Consent of PricewaterhouseCoopers Ltda.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 25, 2009 relating to the financial statements, which appears in Ecopetrol S.A.'s Annual Report on Form 20-F/A for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Ltda.

PricewaterhouseCoopers Ltda.

Bogota, Colombia
February 11, 2010